Exhibit 15.2

Başaran Nas Bagunsiz Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

BJK Plaza, Süleyman Seba Caddesi

No:48 B Blok Kat 9 Akaretler

Beşiktaş 34357 Istanbul-Turkey

www.pwc.com/tr

Telephone: +90 (212) 326 6060

Facsimile: +90 (212) 326 6050

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No.333-138528) of Turkcell Iletisim Hizmetleri A.S. of our report dated April 14, 2011 relating to the consolidated financial statements of Fintur Holdings B.V., which appears in this Form 20-F.

Başaran Nas Bagimsiz Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

/s/    Mert Tüten

Mert Tüten, SMMM

Partner

Istanbul, 14 April 2011